SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas  78613
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 16, 2012, FieldPoint Petroleum Corporation (NYSE/AMEX: FPP) (the “Company”) executed an At Market Issuance Sales Agreement with MLV & Co. LLC (“MLV”) providing for, inter alia, an at-the-market offering of securities pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”).  A copy of the Agreement is filed herewith as Exhibit 1.1.  The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Pursuant to the Agreement, upon delivery of a placement notice and subject to the terms and conditions of the Agreement, the Company may issue and sell up to 900,000 shares of its common stock, $0.01 par value (“Offered Securities”), from time to time through MLV, as agent (the “Offering”). MLV may sell the common stock by methods deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act.  Sales may be made directly on the NYSE MKT, LLC, formerly known as the NYSE Amex, on any other existing trading market, or any other method permitted by law, including privately negotiated transactions at prevailing market prices, subject to the prior written approval of the Company.  MLV will act as the Company’s sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices.

The Company will pay MLV a commission equal to 7% of the gross sales price per share sold. The Company has also agreed to reimburse MLV for certain expenses.  The Company has also agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act.

Either the Company or MLV can terminate the Offering upon notice subject to certain conditions. Unless otherwise terminated, the Offering will end upon the earlier of the sale of all of the Offered Securities or the two-year anniversary of the date of the Agreement.

The Offered Securities to be sold under the Agreement are registered pursuant to an effective universal shelf Registration Statement on Form S-3 (SEC File No. 333-178126) and a Prospectus Supplement dated May 16, 2012 filed pursuant to Rule 424(b)(5) under the Securities Act.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Item	Description

1.1	At Market Issuance Sales Agreement dated May 16, 2012 between Fieldpoint Petroleum Corporation and MLV & Co. LLC.

5.1

    Opinion of Clifford L. Neuman, PC

23.1

    Consent of Clifford L. Neuman, PC (included in Exhibit 5.1)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: May 16, 2012	By__/s/ Ray Reaves________ Ray Reaves, President